Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES REPORTS DECEMBER SALES

ANNOUNCES PARTICIPATION AT 11TH ANNUAL ICR XCHANGE CONFERENCE

HOUSTON, TX, January 8, 2009 - Stage Stores, Inc. (NYSE: SSI) today reported that its total sales for the five week December period ended January 3, 2009 decreased 1.3% to $257.0 million from $260.3 million in the prior year five week period ended January 5, 2008.  Comparable store sales decreased 4.9% versus a decrease of 7.1% last year.

With regard to its major categories of business for the month, the Company reported that comparable store sales for cosmetics and mens were flat with last year.  The Company added that, while all regions were down during December, the Southwest was its best performing region and the Northeast and Southeast were its weakest performing regions.

SALES SUMMARY

	Comparable Store Sales Trend % Increase (Decrease)		Total Sales ($ in Millions)
Fiscal Period	2008	2007	2008	2007
1st Quarter	(5.4)%	0.1%	$353.5	$358.2
2nd Quarter	(1.4)	0.5	372.7	359.2
3rd Quarter	(10.3)	(1.0)	333.8	355.1
November	(8.0)	3.6	124.4	130.7
December	(4.9)	(7.1)	257.0	260.3
4th Qtr-To-Date	(5.9)	(3.9)	381.4	391.0
Year-To-Date (11 Mos)	(5.7)	(1.2)	1,441.4	1,463.5

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Stage Stores Reports
December Sales
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Andy Hall, President and Chief Executive Officer, commented, “Despite increased promotional activity throughout December, we experienced significant weakness during the first three weeks of the month before a late surge in customer traffic and business in the final two weeks.  We continue to conservatively manage our inventory levels and expenses in this challenging macroeconomic environment, and as we end December, we are pleased with our inventory position and content.  From a liquidity perspective, we continue to expect our cash flow from operations for the fiscal year to exceed last year’s level, and we further strengthened our balance sheet as we ended December with no borrowings under our revolving credit facility.”

Store Activity
The Company noted that no new stores were opened during December.  Looking ahead, the Company plans to close six stores in January.  With these closures, the Company’s store count at fiscal year end will be 739 versus 694 at the end of last year.

11th Annual ICR XChange Conference
The Company also announced today that Andy Hall will make a presentation at the 11th Annual ICR XChange Conference on Thursday, January 15, 2009, at 5:05 p.m. Eastern Time.  The conference is being held at the St. Regis Monarch Beach Resort in Dana Point, CA.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 739 stores located in 38 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central, Southwestern and Northwestern states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and Northeastern states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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Stage Stores Reports
December Sales
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Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s outlook for cash flow from operations for the 2008 fiscal year, as well as comments regarding the number of stores it plans to close in January.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 1, 2008, in our Quarterly Report on Form 10-Q as filed with the SEC on December 9, 2008 and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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